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                                                                      EXHIBIT J.
                      CONSENT OF INDEPENDENT ACCOUNTANTS
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We hereby consent to the incorporation by reference in this Registration
Statement on Form N-1A of our reports dated December 20, 2000, relating to the financial statements and financial highlights which appear in the October 31, 2000 Annual Reports to Shareholders of the 30 portfolios which comprise UAM Funds, Inc., which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings
"Financial Highlights", "Independent Accountants" and "Financial Statements" in such Registration Statement.

/s/PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP

Boston, Massachusetts
February 22, 2001